EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of September 4, 2019 (the “Effective Date”), by and between Quanta, Inc., a California corporation (the “Company”), and Eric Rice (the “Employee”). The Company and the Employee are sometimes hereinafter referred to individually as a “Party” and together as “Parties.”

WHEREAS, the Employee has substantial business knowledge and expertise in the conduct of the Business (as defined in Section 11 below) and the Company desires to retain the knowledge, expertise and experience of the Employee to assist in the operations and management of the Company;

WHEREAS, the Employee acknowledges that the Company expends substantial resources establishing long term relationships with its customers, clients and suppliers and the Employee will from time to time during the course of his employment be exposed to such customers, clients and suppliers and prospective customers, clients and suppliers;

WHEREAS, the Employee acknowledges that in connection with his employment the Employee will have access to valuable Confidential Information (as defined in Section 6 below) including, but not limited to, the Company’s methods of doing business, business plans and trade secrets; and

WHEREAS, all of the foregoing recitals are incorporated into the covenants of this Agreement as if set forth herein at length.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

Section 1. Employment; Term. The Company will employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and, unless sooner terminated as provided in Section 5 hereof, terminating three (3) years from the Effective Date (the “Term”). At the expiration of the Term, this Agreement will automatically renew for successive additional terms of one (1) year (each a “Renewal Term” and, together with the Term, the “Employment Period”), unless notice of termination is given in writing by either Party hereto to the other Party at least sixty (60) days prior to the expiration of the Term or any successive Renewal Term. Notwithstanding the foregoing, the Employment Period may be terminated by either the Company or Employee at any time as provided herein.

Section 2. Position and Duties. During the Employment Period, the Employee will serve as Chief Executive Officer of the Company, and will have the normal duties, responsibilities and authority of this office, subject to the power of the Board of Directors of the Company (the “Board of Directors”) to expand or limit such duties, responsibilities and authority.

Section 3. Compensation.

(a) During the Employment Period, the Employee’s base salary will be One Hundred Twenty Thousand U.S. Dollars ($120,000.00) per annum (the “Base Salary”). The Employee’s Base Salary will be paid by the Company in regular installments in accordance with the Company’s general payroll practices.

(b) In addition to the Base Salary, for each fiscal year that Employee is employed by the Company during the Employment Period, Employee shall be entitled to an annual bonus. Bonus determination will be made by the Board of Directors within a reasonable time period following the end of each calendar year.

(c) All amounts payable to the Employee hereunder will be subject to all required withholding by the Company.

Section 4. Benefits. In addition to the Base Salary and other compensation provided for in Section 3 above, the Employee will be entitled to the following benefits during the Employment Period:

(a) Vacation. The Employee will be entitled to four (4) weeks of vacation for each twelve (12) month period within the Employment Period, during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for employees generally. Such vacation shall be taken in the reasonable judgment of the Employee.

(b) Insurance and Other Benefits. The Employee will be entitled to participate, on a non-discriminatory basis, in the Company’s health and welfare benefit programs for which other Employees of the Company are generally eligible, subject to any eligibility requirements of such plans and programs. The Employee’s contribution to the Company’s health and welfare benefit programs will be substantially the same as the contributions made by all other members of the Company’s Employee management team. The Employee will be eligible to participate in the Company’s “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986, as amended (and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations), or a substantially identical savings plan.

(c) Expense Reimbursement. The Company will reimburse the Employee for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, including business related cell phone charges, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(d) Other Benefits. The Company shall provide Employee with all other benefits and perquisites as are made generally available to the Company’s employees, as the same may be modified from time to time in the Company’s sole discretion.

Section 5. Termination.

(a) Notwithstanding Section 1 of this Agreement, the Employee’s employment with the Company and the Employment Period will end on the earlier of (i) the Employee’s death or mental or physical disability or incapacity, as reasonably determined by the Company in good faith, (ii) the Employee’s resignation with or without Good Reason (as defined below) or (iii) termination by the Company at any time with or without Cause (as defined below). Except as otherwise provided herein, any termination of the Employment Period by the Company or by the Employee will be effective as specified in a written notice from the terminating Party to the other Party.

(b) If, during the Employment Period, the Employee’s employment with the Company is terminated pursuant to Section 5(a)(i) above, or is terminated by the Company with Cause, or if the Employee resigns for any reason other than Good Reason, then the Employee will only be entitled to receive his Base Salary through the date of termination, and will not be entitled to any other salary, bonus, severance, compensation or benefits from the Company or any of its subsidiaries or affiliates thereafter, other than those expressly required under applicable law (such as the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)).

(c) If the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee with Good Reason during the Employment Period, and, in either case, (i) the Employee executes a general release in favor of the Company, its subsidiaries and their affiliates, and such release becomes effective and is not revoked, and (ii) the Employee otherwise complies with the terms of this Agreement, the Employee will be entitled to continue to receive his Base Salary for a period equal to twelve (12) months after the date of termination. The severance payments payable to the Employee pursuant to this Section 5(c) will be paid at the time and in the manner set forth in Section 3 hereof.

(d) Except as otherwise expressly provided herein, all of the Employee’s rights to salary, bonuses, fringe benefits, severance and other compensation hereunder or under any policy or program of the Company which accrue or become payable on or after the termination of the Employment Period will cease upon such termination other than those expressly required under applicable law (such as COBRA).

(e) For purposes of this Agreement, “Cause” will mean (i) the commission of a state felony or other state crime involving moral turpitude, (ii) the commission of a crime involving misappropriation, (iii) the commission of fraud, (iv) Employee’s breach of any fiduciary duties owed to the Company, (v) repeated failure to perform lawful duties as reasonably directed by the Board of Directors, which failure is not cured by Employee within fifteen (15) days after written notice of such failure to Employee, (vi) gross negligence or willful misconduct with respect to the Company or affiliates or in the performance of the Employee’s duties hereunder, (vii) obtaining any personal profit not thoroughly disclosed and approved by the Board of Directors in connection with any transaction entered into by the Employee on behalf of the Company, and (viii) violating any of the terms of the Company’s written rules or policies or this Agreement which, if curable, is not cured within fifteen (15) days after written notice thereof to the Employee. For purposes of this Agreement, “Good Reason” shall mean (i) a material diminution in the Employee’s assigned duties, (ii) any breach of a material term of this Agreement by the Company, which breach is not cured within fifteen (15) days following written notice to the Company of such breach, (iii) the Company requiring Employee to relocate to a worksite location which is more than twenty-five (25) miles from Employee’s then current principal worksite without Employee’s consent, or (iv) a material reduction in Employee’s Base Salary.

Section 6. Confidential Information. The Employee recognizes and acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information and that the Employee will have access to certain Confidential Information of the Company, its subsidiaries and affiliates and corporations with which the Company does business, and that such Confidential Information constitutes valuable, special and unique property of the Company, its subsidiaries and affiliates and such other corporations. “Confidential Information” will be interpreted to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s or its subsidiaries’ or affiliates’ (including their predecessors) current or potential business and (ii) not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by the Employee while employed by the Company and its subsidiaries (or any of their predecessors) concerning the business or affairs of the Company or any of its subsidiaries or affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s or its subsidiaries’ or affiliates’ business or industry, the identities of the current, former or prospective employees, suppliers and customers of the Company or its subsidiaries, development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, financial and business plans, financial data, pricing information, employee lists and telephone numbers, locations of sales representatives, new and existing customer or supplier programs and services, customer terms, customer service and integration processes, requirements and costs of providing service, support and equipment. Confidential Information shall not include information that is (i) generally available to the public other than by or as a result of the breach of any agreement protecting the confidentiality of the Confidential Information, (ii) rightfully received by Employee from a third party without confidential limitations, or (iii) known to the Employee prior to disclosure by the Company. The Employee agrees that he will use the Confidential Information only as necessary and only in connection with the performance of his duties hereunder. The Employee agrees that he will not disclose to any unauthorized Person or use for his own or any other purposes (except as described in the immediately preceding sentence) any Confidential Information without the prior written consent of the Board of Directors, unless and to the extent that (a) the Confidential Information becomes generally known to and available for use by the public other than as a result of the Employee’s acts or omissions or (b) the Employee is ordered by a court of competent jurisdiction to disclose Confidential Information, provided that in such circumstance the Employee must (i) provide prompt written notice of such order to the Company and (ii) cooperate with the Company when revealing such Confidential Information to such court.

Section 7. Return of Corporate Property. The Employee acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents, whether in paper, electronic or other form (and all copies thereof), held by the Employee concerning any information relating to the business of the Company or any of its subsidiaries, whether confidential or not, are the property of the Company. The Employee will deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all equipment, files, property, memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and all electronic, paper or other copies thereof) belonging to the Company or any of its subsidiaries which includes, but is not limited to, any materials that contain, embody or relate to the Confidential Information, Work Product (as defined in Section 8 below) or the business of the Company or any of its subsidiaries and known to the Employee to be within his possession or under his control. The Employee will take any and all actions reasonably deemed necessary or appropriate by the Company from time to time in its sole discretion to ensure the continued confidentiality and protection of the Confidential Information. The Employee will notify the Company promptly and in writing of any circumstances of which the Employee has knowledge relating to any possession or use of any Confidential Information by any Person other than those authorized by the terms of this Agreement.

Section 8. Intellectual Property Rights. The Employee acknowledges and agrees that all inventions, technology, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all patents, copyrights, copyright registrations, trademarks, and trademark registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate to the Company’s or any of its subsidiaries’ or affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Employee in the course of his employment while employed by the Company and its subsidiaries (collectively, the “Work Product”), belong to the Company or such subsidiary. All Work Product created by the Employee while employed by the Company will be considered “work made for hire,” and as such, the Company is the sole owner of all rights, title, and interests therein. All other rights to any new Work Product and all rights to any existing Work Product, including but not limited to all of the Employee’s rights to any copyrights or copyright registrations related thereto, are conveyed, assigned and transferred to the Company pursuant to this Agreement. The Employee will promptly disclose and deliver such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect such ownership (including, without limitation, the execution of assignments, copyright registrations, consents, licenses, powers of attorney and other instruments). All Work Product made within six (6) months after expiration of the Employment Period will be presumed to have been conceived during the Employment Period, unless the Employee can prove conclusively that it was created after the Employment Period.

Section 9. Employee’s Representations. The Employee hereby represents and warrants to the Company that (i) he has entered into this Agreement of his own free will for no consideration other than as referred to herein, (ii) the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which the Employee is bound, (iii) the Employee is not a party to or bound by any employment, non-competition, confidentiality or other similar agreement with any other Person and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that the Employee has had the opportunity to consult with independent legal counsel regarding the Employee’s rights and obligations under this Agreement and that the Employee fully understands the terms and conditions contained herein.

Section 10. Survival. Sections 5 through 21 will survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

Section 11. Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reputable overnight courier service, sent by electronic mail or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to the Employee:

Eric Rice

3606 W. Magnolia Blvd.

Burbank, CA 91505

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

4140 Parklake Ave., Suite 200

Raleigh, NC 27612

Attn: David Mannheim

David.mannheim@nelsonmullins.com

Notices to the Company:

Quanta, Inc.

3606 W. Magnolia Blvd.

Burbank, CA 91505

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

4140 Parklake Ave., Ste. 200

Raleigh, NC 27612

Attn: David Mannheim

David.mannheim@nelsonmullins.com

or such other address or to the attention of such other person as the recipient Party will have specified by prior written notice to the sending Party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

Section 12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any action in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 13. Complete Agreement. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Upon the Effective Date, the Employee hereby releases and waives any claims or rights he may have under any prior agreement or understanding he may have with the Company or any of its subsidiaries, affiliates or predecessors, including, but not limited to, any claim for severance or other benefits.

Section 14. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile and electronic signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Section 15. No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement will be construed as if drafted jointly by the parties hereto, and no rule of strict construction will be applied against any Person.

Section 16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Employee, the Company and their respective heirs, successors and assigns. The Employee may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company. The Company may assign its rights and obligations hereunder, without the consent of, or notice to, the Employee, to any of the Company’s affiliates or any subsidiary of the Company or to any Person that acquires the Company or any portion of its business or its assets, in which case all references to the Company will refer to such assignee.

Section 17. Choice of Law; Exclusive Venue. This Agreement shall be construed according to the laws of the State of California. If California’s conflict of law rules would apply another state’s laws, the Parties agree that California’s law shall still govern. The parties agree that the courts located in the City and County of Burbank, California, shall have exclusive jurisdiction, including in personam jurisdiction, and shall be the exclusive venue for any and all controversies and claims arising out of or relating to this Agreement or a breach thereof, except as otherwise mutually agreed upon by the parties. If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees. The Parties waive (i) any objection to jurisdiction or venue, or (ii) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

Section 18. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

Section 19. Corporate Opportunities. During the Employment Period, the Employee will submit to the Board of Directors all business, commercial and investment opportunities or offers presented to the Employee or of which the Employee becomes aware which relate to the business of the Company or its subsidiaries as such business of the Company or its subsidiaries exists at any time during the Employment Period (“Corporate Opportunities”). During the Employment Period, unless approved by the Board of Directors, the Employee will not accept or pursue, directly or indirectly, any Corporate Opportunities on the Employee’s own behalf.

Section 20. Assistance in Proceedings. During the Employment Period and for twenty-four (24) months thereafter, the Employee will cooperate with the Company and its subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company or any subsidiary (including, without limitation, the Employee being available to the Company and its subsidiaries upon reasonable notice for interviews and factual investigations, appearing at the Company’s or any subsidiary’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company and its subsidiaries all pertinent information and turning over to the Company and its subsidiaries all relevant documents which are or may come into the Employee’s possession, all at times and on schedules that are reasonably consistent with the Employee’s other permitted activities and commitments). In the event the Company or any subsidiary requires the Employee’s cooperation in accordance with this Section 20, the Company will pay the Employee a reasonable per diem as reasonably determined by the Board of Directors and promptly reimburse the Employee for reasonable expenses incurred in connection therewith (including travel (including airfare), lodging and meals, upon submission of receipts).

Section 21. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Employee, and no course of conduct or course of dealing or failure or delay by any Party hereto in enforcing or exercising any of the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

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THE NEXT PAGE IS THE SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have executed this Employee Employment Agreement as of the date first written above.

COMPANY:

QUANTA, INC.

Name:
Title:
Date:

EMPLOYEE:

ERIC RICE

Date: